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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                COMMUNITY BANCORP

      I, the undersigned, for the purpose of incorporating and organizing a corporation under Chapter 78 of the Nevada Revised Statutes, do hereby certify as follows:

      FIRST: The name of the corporation (hereinafter called the Corporation) is Community Bancorp.

      SECOND: The name and street address of the Corporation's Resident Agent in the State of Nevada is Cathy Robinson, 1400 South Rainbow Boulevard, Las Vegas, Nevada 89146.

      THIRD. The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

      FOURTH. The Corporation shall have authority to issue Two Million (2,000,000) shares of Common Stock, without par value. Each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation. Each holder of Common Stock shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation. Neither the Common Stock nor any other class of security of the Corporation shall be entitled to preemptive rights. Holders of Common Stock shall not be entitled to cumulate their votes in the election or removal of directors or otherwise.

      FIFTH. The name and mailing address of the Incorporator is Cathy Robinson of 1400 South Rainbow Boulevard, Las Vegas, Nevada 89146. The powers and liabilities of the Incorporator terminate upon filing of these Articles of Incorporation.

      SIXTH. The members of the governing Board of the Corporation shall be styled "Directors" and their number shall be no fewer than 5 nor more than 25. The Board of Directors of the Corporation shall be expressly vested with the power to increase or decrease the number of such Directors within the limits above stated, except that no decrease in the number of Directors shall prevent any incumbent Director from serving the balance of the term for which he or she is duly elected or appointed, unless he or she is removed from office. All vacancies, including those caused by an increase in the number of Directors, may be filled by a vote of the majority of the remaining Directors, though less than a quorum. The Directors appointed to fill any vacancy shall serve until the next annual meeting of Stockholders, and until their successors have been elected and qualified.

      The first Board of Directors of the Corporation shall consist of seven members, whose names and addresses are as follows:

Name of Initial Director                              Address
------------------------        -----------------------------------------------------
Noall J. Bennett                1400 South Rainbow Boulevard, Las Vegas, Nevada 89146

Jacob Bingham                   1400 South Rainbow Boulevard, Las Vegas, Nevada 89146

Edward M. Jamison               1400 South Rainbow Boulevard, Las Vegas, Nevada 89146

Shamim N. Nagy                  1400 South Rainbow Boulevard, Las Vegas, Nevada 89146

Charles R. Norton               1400 South Rainbow Boulevard, Las Vegas, Nevada 89146

Gary W. Stewart                 1400 South Rainbow Boulevard, Las Vegas, Nevada 89146

Russell C. Taylor               1400 South Rainbow Boulevard, Las Vegas, Nevada 89146

      SEVENTH. The Corporation shall have perpetual existence.

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      EIGHTH. The stockholders, officers, and directors of the Corporation shall not be personally liable for the payment of the Corporation's debts except as they may be liable by reason of their own conduct or acts. The capital stock of the Corporation, when issued and delivered, shall be conclusively deemed to have been paid for in full, and shall not be subject to assessment to pay the debts of the Corporation, or for any other reason, after the subscription price has been paid.

      NINTH. The Board of Directors is expressly authorized and empowered to make, alter, and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws of the Corporation.

      TENTH. The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in the Articles of Incorporation and add or insert any other provision authorized by the laws of the State of Nevada in the manner now or hereafter prescribed by law. All rights, preferences, or privileges of whatever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights now reserved in this Article.

      ELEVENTH. Meetings of stockholders may be held within or without the State of Nevada as the Bylaws of the Corporation may provide. The time and manner of holding stockholders' meetings and the purpose(s) and method of conducting business at stockholders' meetings shall be as provided in the Bylaws. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

      TWELFTH. (a) Every person who was or is a party, or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability, and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith, except that there shall be no indemnification if indemnification is not permitted under section 1828(k) of Title 12 of the United States Code and the implementing regulations thereunder. The right of indemnification granted hereby shall be a contract right enforceable in any manner desired by the person entitled to indemnification. The right of indemnification granted hereby shall not be exclusive of any other right directors, officers, or representatives may have or hereafter acquire, and without limiting the generality of the foregoing they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

      (b) Expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding by reason of any act or omission of such director or officer acting as a director or officer shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of any undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

      (c) Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, except as limited by section 1828(k) of Title 12 of the United States Code and the implementing regulations thereunder, and may cause the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any

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liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, except as limited by section 1828(k) of Title 12 of the United States Code and the implementing regulations thereunder, regardless of whether the Corporation would have the power to indemnify such person.

      (d) The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

      THIRTEENTH. This Corporation shall not be governed by Nevada Revised Statutes sections 78.411 to 78.444, inclusive.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to Chapter 78 of the Nevada Revised Statutes, do hereby make this certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly have hereunto set my hand on the 18th day of March, 2002.

                                                 /s/ Cathy Robinson
                                                 -------------------

                                                 Cathy Robinson, Incorporator

                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT OF RESIDENT AGENT

       I, Cathy Robinson, hereby accept appointment as Resident Agent for
                               Community Bancorp.

                                                 /s/ Cathy Robinson
                                                 ------------------

                                                 Cathy Robinson

                                                 Date: March 18, 2002

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